Stock Option Exchange Offer 1 Exhibit (a)(1)(G)

Agenda What is an exchange offer? Why is Vicor doing this? Who can participate? What information do I need? How do I make a decision to participate? What is the process? What is the timing? 2

What is an exchange offer?

– Participants will receive a replacement option with a new exercise price
– New option will “restart” the clock for vesting and 10 year term
– All options awarded under Amended and Restated 2000 Stock Option Plan
– Vicor’s time-vesting options and BBU’s VRIP performance-vesting options
– 91% of Vicor options have exercise price exceeding current share price
Offer by Vicor to exchange existing stock options for new stock options
• One-for-one voluntary exchange (on a grant-by-grant basis)
• Addressing problem of underwater (out-of-the-money) options
• Vicor is required to file all documents with the SEC

We have experienced a significant and sustained decline in our stock price
We believe underwater options are no longer effective as employee incentives
We believe many option holders believe these options have little or no value
Continued consequences of being on our books without benefit

Why is Vicor doing this?
The objective of our equity incentive programs has been,
and continues to be, to link the personal interests of
participants to those of our stockholders, and we believe
the proposed Exchange Offer is an important component
in our efforts to achieve that goal.

Who can participate?
You are currently, and will remain through the expiration of the offer, either:
You hold options awarded under 2000 Plan before January 1, 2013
You are considered an “Eligible Participant”

• An employee, anywhere in the world;
• A member of Vicor’s Board of Directors
IF
:
AND
:
THEN :

What information do I need?

We will email an information package to you, including:
• Details of your current option holdings
• Formal documents (Offer to Exchange, Terms of Election, Forms)
You will receive hard copies if you do not have a Vicor email address
All of this information will be available on EDGAR at http://www.sec.gov
We will post this presentation and a FAQ on our network at http://intranet/
To submit a question: email to option.plan.administrator@vicr.com

How do I make a decision to participate?

Thoroughly review the information package and related material
• Do not hesitate to ask questions
Seek the advice of qualified professionals
• Your stockbroker, tax advisor, or lawyer
Identify and assess your own potential risks and rewards of participation
• Understand tradeoff of presumably lower exercise price and longer vesting period
• Consider your age, retirement timing and plans, risk appetite, and other variables

What is the process?

1. Do your homework
2. Make a decision
a. Regarding if you are participating
b. Which options you will tender for exchange (on a grant-by-grant basis)
3. Submit an executed Election Form
a.
Fax to 978-749-3439; email to option.plan.administrator@vicr.com; by hand
4. You may change your mind, but must submit an executed Withdrawal Form
5. Monitor your inbox, emails, and your E*TRADE account for confirmation(s)

What is the timing?

Tuesday, May 13
Filing of SC TO-C announcing intent to make exchange offer
Thursday, May 16
Filing of SC TO-I with SEC (all documents available)
Friday, May 17
Employee presentations; posting of information on Intranet
Monday, May 20
Email and physical distribution of information packages
SEC requires the exchange offer must remain open for 20 business days
Monday, June 17
Expiration of the exchange offer (unless extended)
We require your Election Form be submitted by 9:00 pm on the expiration date

A few words about E*TRADE accounts

Those awarded time-vesting options have had E*TRADE accounts established
• Tracking and notification of vesting; knowledge of policies and tax requirements
• Facilitates your option exercise, Vicor record keeping, and tax accounting
• No charge to employee account holders
Many BBU VRIP awardees have not activated E*TRADE accounts
• We will set up E*TRADE accounts for those without an account before expiration
• Information regarding setup and using E*TRADE will be posted on Intranet

What else do I need to know?

YOU SHOULD READ AND CAREFULLY CONSIDER ALL OF THE INFOR-
MATION IN THE OFFER TO EXCHANGE, INCLUDING THE SECTION
ENTITLED “RISK FACTORS”, BEFORE MAKING ANY DECISION.
VICOR HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY
RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD
ELECT TO EXCHANGE YOUR OPTIONS.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THE
OFFER DOCUMENTS OR OTHER INFORMATION TO WHICH WE HAVE
REFERRED YOU.
IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO
YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON
THAT RECOMMENDATION, REPRESENTATION, OR INFORMATION AS
HAVING BEEN AUTHORIZED BY VICOR.

What else do I need to know?

IT IS THE RESPONSIBILITY OF THE EMPLOYEE, NOT THAT OF VICOR OR
E*TRADE, TO ENSURE COMPLIANCE WITH RELEVANT TAX AND
REGULATORY MATTERS ASSOCIATED WITH HOLDING REPLACEMENT
OPTIONS, THE EXERCISE OF REPLACEMENT OPTIONS, AND/OR THE
PURCHASE AND SALE OF SHARES OF VICOR COMMON STOCK.
NON-U.S. EMPLOYEES SHOULD BE AWARE OF THE INCOME, CAPITAL
GAINS, AND OTHER TAX REGULATIONS, AS WELL AS ANY INVESTMENT
OR CURRENCY RESTRICTIONS, OF THEIR RESPECTIVE COUNTRIES.
VICOR MAKES NO REPRESENTATIONS REGARDING THE TAX OR
REGULATORY CONSIDERATIONS THAT MAY BE RELEVANT TO NON-U.S.
EMPLOYEES.

Questions? 13